Exhibit 23.2: Consent of Accountant

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated June 29, 2009 and reference to our firm under the caption, “Interest of Named Experts and Counsel”, included in the Registration Statement on Form S-1 of Mobile Entertainment, Inc. for the registration of shares of its common stock.

/s/ “MANNING ELLIOTT LLP”

CHARTERED ACCOUNTANTS

Vancouver, Canada

August 4, 2009